EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lexicon United Incorporated

We hereby consent to the inclusion in this registration statement on Form SB-2 for Lexicon United Incorporated of our report for ATN Capital E Participacoes, Ltda., dated December 1, 2006 (except for Note A, as to which the date is April 15, 2007), appearing in the prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the caption "Experts" in such Registration Statement.

/s/ Meyler & Company, LLC

Meyler & Company, LLC
Middletown, New Jersey
June 29, 2007